Exhibit 99.1

Company Contact: Kevin Scull Wayside Technology Group, Inc. Vice President and Chief Accounting Officer (732) 389-0932 kevin.scull@waysidetechnology.com

WAYSIDE TECHNOLOGY GROUP, INC. REPORTS 2011 THIRD QUARTER RESULTS AND DECLARES QUARTERLY DIVIDEND

•                  Revenue: $63.7 million, up 20% year-over-year

•                  Income from operations $2.3 million, up 17% year-over-year

•                  $.16 quarterly dividend declared

SHREWSBURY, NJ, October 27, 2011 — Wayside Technology Group, Inc. (NASDAQ: WSTG) today reported financial results for the third quarter ended September 30, 2011. The results will be discussed in a conference call to be held on Friday, October 28, 2011 at 10:00 AM Eastern time. The dial-in telephone number is (866) 861-4873 and the pass code is “WSTG”.

This conference call will be available via live webcast — in listen-mode only — at www.earnings.com. A replay will also be available on the company’s website at www.waysidetechnology.com.

Cash and marketable securities amounted to $13.3 million, representing 48% of equity as of September 30, 2011.

Net sales for the third quarter of 2011 increased 20% to $63.7 million compared to $53.0 million for the same period in 2010. Total sales for the third quarter of 2011 for our TechXtend segment (formerly Programmer’s Paradise segment) were $14.6 million compared to $14.6 million in the third quarter of 2010. Total sales for the third quarter of 2011 for our Lifeboat segment were $49.1 million compared to $38.4 million in the third quarter of 2010, representing a 28% increase.

“We are very pleased to report good results during these challenging economic times,” said Simon F. Nynens, Chairman and Chief Executive Officer. “To report growth compared to the third quarter of 2010 that showed revenue growth of 50% versus the third quarter of 2009 shows the quality and passion of our team.”

Sales from our Lifeboat segment showed strong growth. The 28% increase in net sales in the third quarter of 2011 compared to 2010 was mainly a result of our continued focus on the expanding virtual infrastructure-centric business, the addition of several key product lines, and the strengthening of our account penetration.

Gross Profit for the quarter ended September 30, 2011 was $5.8 million compared to $5.1 million for the third quarter of 2010, representing a 12% increase. Total gross profit for our TechXtend segment was $1.7 million compared to $1.7 million in the third quarter of 2010. Total gross profit for our Lifeboat segment was $4.1 million compared to $3.4 million in the third quarter of 2010, representing a 20% increase. This increase in gross profit was due to aggressive sales volume growth within our Lifeboat segment. Vendor rebates and discounts for the quarter ended September 30, 2011 amounted to $0.7 million compared to $0.6 million for the third quarter of 2010. Vendor rebates are dependent on reaching certain targets set by our vendors.

Total gross profit, as a percentage of net sales, for the third quarter of 2011 was 9.0%, compared to 9.7% in the third quarter of 2010.

The increase in gross profit dollars and the decrease in gross profit margin as a percentage of net sales was primarily caused by the aggressive sales growth within our Lifeboat segment, competitive pricing pressure in both segments, and also in part by our having won several large bids based on aggressive pricing, which we plan to continue.

Total selling, general, and administrative (“SG&A”) expenses for the third quarter of 2011 were $3.5 million compared to $3.2 million for the third quarter of 2010, which was mainly the result of a increase in employee and employee-related expenses (salaries, commissions, bonus accruals and benefits) of $0.2 million in 2011 compared to 2010. As a percentage of net sales, SG&A expenses for the third quarter of 2011 were 5.4% compared to 6.0% for the third quarter of 2010.

On October 25, 2011, the Board of Directors declared a quarterly dividend of $.16 per share of its common stock payable November 17, 2011 to shareholders of record on November 7, 2011.

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) was founded in 1982 and is a unified and integrated technology company providing products and solutions for corporate resellers, VARs, and developers as well as business, government and educational entities. The company offers technology products from software publishers and manufacturers such as Acronis, Astaro, CA Technologies, DataCore, Doyenz, Flexera Software, GFI, Hewlett Packard, Intel Software, Lenovo, Microsoft, Mindjet, Oracle, Quest Software, SolarWinds, StorageCraft Technology, TechSmith, Veeam, and VMware.

Additional information can be found by visiting www.waysidetechnology.com.

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties could cause actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

—Tables Follow —

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30, 2011	December 31, 2010
	(unaudited)

ASSETS

Current assets
Cash and cash equivalents	$8,857	$10,955
Marketable securities	4,396	4,528
Accounts receivable, net	38,592	42,486
Inventory - finished goods	1,430	1,164
Prepaid expenses and other current assets	1,512	1,250
Deferred income taxes	323	516
Total current assets	55,110	60,899

Equipment and leasehold improvements, net	507	545
Accounts receivable long-term	7,763	6,866
Other assets	37	37
Deferred income taxes	189	336

Total assets	$63,606	$68,683

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$35,940	$41,791
Current portion- capital lease obligation	83	75
Total current liabilities	36,023	41,866

Long term portion- capital lease obligation	76	138
Total liabilities	36,099	42,004

Commitments and contingencies

Stockholders’ equity
Common stock, $.01 par value; 10,000,000 shares authorized, 5,284,500 shares issued, and 4,688,042 and 4,770,241 shares outstanding, respectively	53	53
Additional paid-in capital	26,458	25,473
Treasury stock, at cost, 596,458 and 514,259 shares, respectively	(4,892)	(3,570)
Retained earnings	5,585	4,267
Accumulated other comprehensive income	303	456
Total stockholders’ equity	27,507	26,679
Total liabilities and stockholders’ equity	$63,606	$68,683

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Revenues
Lifeboat segment	$137,621	$103,338	$49,118	$38,411
TechXtend segment	38,330	38,456	14,623	14,583
Total Revenue	175,951	141,794	63,741	52,994

Cost of sales
Lifeboat segment	125,804	93,910	45,013	34,980
TechXtend segment	33,964	34,097	12,971	12,880
Total Cost of sales	159,768	128,007	57,984	47,860

Gross Profit	16,183	13,787	5,757	5,134

Operating expenses
Selling costs	5,595	4,857	1,867	1,656
Stock based compensation	824	892	235	296
Other general and administrative expenses	4,216	3,622	1,363	1,229
Total Selling, general and administrative expenses	10,635	9,371	3,465	3,181

Income from operations	5,548	4,416	2,292	1,953

Interest income, net	264	316	92	104
Realized foreign exchange gain (loss)	1	3	—	—
Income before income tax provision	5,813	4,735	2,384	2,057
Provision for income taxes	2,248	1,800	890	800

Net income	$3,565	$2,935	$1,494	$1,257

Net income per common share - Basic	$0.81	$0.67	$0.34	$0.29
Net income per common share - Diluted	$0.77	$0.66	$0.33	$0.28

Weighted average common shares outstanding - Basic	4,411	4,380	4,406	4,389
Weighted average common shares outstanding - Diluted	4,618	4,475	4,575	4,502